UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 29, 2024

(Date of earliest event reported)

ATIF HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38876	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25391 Commercentre Dr., Ste 200, Lake Forest, CA 92630

(Address of principal executive offices, including zip code)

308-888-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	ATIF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 29, 2024, the Company entered into a deferred salary conversion agreement (“Agreement”) with Mr. Jun Liu, the president, chief executive officer and chairman of the board of directors of the Company.

Pursuant to the Agreement, the Company agreed to issue and Mr. Liu agreed to accept 384,478 ordinary shares (“Deferred Salary Debt Shares”), $0.001 par value in lieu of an unpaid salary of $349,875 owed to Mr. Liu at a per share price of $0.91 which was the Nasdaq consolidated closing bid price per share of the Company’s ordinary shares on April 29, 2024.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the issuance of the Ordinary Shares to Mr. Liu pursuant to the Agreement is incorporated herein by reference. The ordinary shares issued under the Agreement as described in Item 1.01 were issued as “restricted securities’ under the Securities Act of 1933.

The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	The Deferred Salary Conversion Agreement dated April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATIF HOLDINGS LIMITED

By:	/s/ Jun Liu
Jun Liu
Chief Executive Officer and Chairman of the Board

Date: May 1, 2024

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